Exhibit 99.2

DATE	10 April 2017

PARTIES

1	KW INVESTMENT MANAGEMENT LTD, a company incorporated under the Companies (Jersey) Law 1991, registered number 114679 (the “Manager”); and

2	KENNEDY WILSON EUROPE REAL ESTATE PLC, a company incorporated under the Companies (Jersey) Law 1991, registered number 114679 (“KWE”),

(each a “Party” and, together, the “Parties”).

AGREEMENT

1	Definitions and interpretation

1.1	In this agreement, the following words and expressions have the following meanings:

Group: in relation to any company, means any body corporate which is from time to time a holding company or parent undertaking of that company, a subsidiary undertaking of that company or a subsidiary undertaking of a holding company or parent undertaking of that company (and “member of the Group” or similar expressions shall be construed accordingly) provided that, for the purposes of this agreement, KWE and its subsidiary undertakings are not members of KWH’s Group and each special purpose vehicle in which KWE or any of its subsidiary undertakings is directly or indirectly interested will be treated as a member of KWE’s Group;

IMA:  means the agreement dated 25 February 2014 between KWE and the Manager relating to the management by the Manager of KWE’s affairs;

Independent Committee: the committee of INEDs;

INED: means each of the independent non-executive Directors of KWE being, at the date of this agreement, Charlotte Valeur, Simon Radford and Mark McNicholas;

KWH: means Kennedy-Wilson Holdings, Inc., a Delaware corporation;

Offer Period: means the period starting on the date of this agreement and ending on the earlier of (i) completion of the Proposed Transaction, (ii) the date on which KWH publicly announces that its offer for KWE has been withdrawn or has lapsed and (iii) the date on which KWH has confirmed in writing to the Independent Committee that it is no longer actively considering the Proposed Transaction;

Proposed Transaction: means any offer by KWH or any member of its Group (including, for the avoidance of doubt, any new company to be incorporated for the purpose of implementing the Proposed Transaction) which, if completed, will result in KWH controlling a majority of the issued ordinary share capital of KWE; and

Ring Fenced Executives: means Gautam Doshi, Fraser Kennedy, Padmini Singla and Mike Pelger.

1.2	In this agreement:

1.2.1

any reference to “holding company”, “parent undertaking”, “subsidiary” or “subsidiary undertaking” means a “holding company”, a “subsidiary”, a “subsidiary undertaking” or a “parent undertaking” as defined in the Companies Act 2006, save that a company shall be treated, for the purposes only of the membership requirement contained in ss.1159(1)(b) and (c), as a member of another company even if its shares in that other company are registered in the name of (i) another person (or that person’s nominee), whether by way of security or in connection with the taking of security, or (ii) its nominee; and

1.2.2	references to “writing” or “written” include any modes of reproducing words in any legible and non-transitory form.

2	Manager’s undertakings

2.1

Notwithstanding anything to the contrary in the IMA, the Manager hereby agrees with KWE that during the Offer Period it will not, without the prior written approval of the Independent Committee, engage in any conduct or other activity specified in schedule 1 to this agreement or permit any of its Associates (as defined in the IMA) to do so.

2.2

During the Offer Period, the Manager undertakes immediately to make such arrangements (including by giving all necessary directions to Crestbridge Fund Administrators Limited or its affiliates, as the case may be) as are requested in writing by the INEDs to enable the Ring Fenced Executives to cause such payments as the Independent Committee may specify from time to time at its discretion to be made from any bank accounts of KWE or any other member of its Group.

3	General

3.1

This agreement may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, and all the counterparts together shall constitute one and the same instrument.

3.2

Save as required by law or regulation, no Party shall issue any press release or publish any announcement or public document or make any statement or disclosure to any person who is not a Party, in each case relating to this agreement or the matters contained in it, without obtaining the prior written consent of the other Party. For the avoidance of doubt, nothing in this Agreement will restrict KWE from making any announcement or disclosure required to comply with the UK Listing Authority’s Listing Rules or the City Code on Takeovers and Mergers.

3.3	The Parties agree that:

3.3.1	no term of this agreement shall be enforceable under the Contracts (Rights of Third Parties) Act 1999 by a third party; and

3.3.2

notwithstanding that any term of this agreement may be or become enforceable by a third party, the terms of this agreement or any of them may be varied in any way or waived or this agreement may be rescinded (in each case) without the consent of any such third party.

3.4

This agreement constitutes the entire agreement and understanding of the Parties and supersedes any prior agreement, draft agreement, arrangement or understanding (whether in writing or not) between the Parties relating to the subject matter of this agreement.

4	Governing law and jurisdiction

4.1

This agreement is governed by and shall be construed in accordance with the laws of England. Non-contractual obligations (if any) arising out of or in connection with this agreement (including its formation) shall also be governed by the laws of England.

4.2

The Parties submit to the exclusive jurisdiction of the courts of England and Wales as regards any claim, dispute or matter (whether contractual or non-contractual) arising out of or in connection with this agreement or any of the documents to be entered into pursuant to this agreement (including their formation).

Executed as a deed and delivered on the date set out at the head of this agreement.

SCHEDULE 1.

Reduction of Manager’s Discretionary Powers

1

Cause KWE or any member of its Group to issue any shares or acquire any of its shares or incur any borrowings or other actual or contingent liabilities in respect of borrowings (whether of itself or any other person) or grant any security for any such liabilities (other than any security which is created automatically by operation of law).

2

Cause KWE to transfer any asset (including cash), grant any right or incur any liability or obligation to the Manager, KWH or any member of the KWH Group in excess of £1,000,000 (or its spot rate equivalent in another currency), other than any fees payable to the Manager on or around 31 March 2017 in accordance with the terms of the IMA.

3	Cause any payment to be made from any account of KWE or a member of its Group in excess of:

3.1	£2,000,000 (or its spot rate equivalent in another currency) in aggregate on any single day; or

3.2	£5,000,000 (or its spot rate equivalent in another currency) in any period of three (3) consecutive days,

but this paragraph 3 shall not apply to (i) any payments specified by the Independent Committee in accordance with clause 2.2 of this agreement, (ii) any payments made by the Manager or its Associates in the ordinary course of business and in accordance with the terms of the IMA and existing contractual obligations (including, without limitation, interest payments on existing borrowings of any member of KWE’s Group and payments to any person who has provided or is providing professional services to any member of KWE’s Group), (iii) any payments to another member of KWE’s Group and (iv) the payment of any dividend or other distribution approved by the board of directors of KWE.

4

Enter into any agreement to acquire or sell any interest in any asset on behalf of KWE or any member of its Group having a value in excess of £15,000,000 (or its spot rate equivalent in another currency), save that this paragraph 4 shall not apply to the sale of the assets known as (i) Edinburgh Gate, Harlow and (ii) the Park Inns Portfolio.

5

Grant or surrender, on behalf of KWE or any member of its Group, any lease with an annual rental value in excess of £5,000,000 (or its spot rate equivalent in another currency), save that this paragraph 5 shall not apply to any extensions, renewals or rent reviews of any leases in force as at the date of this agreement.

6

Enter into, terminate or modify, on behalf of KWE or any member of its Group, any management or advisory agreement with respect to which KWE or any member of its Group may incur any payment obligation or from which it benefits, directly or indirectly, at the date of this agreement.

7

Take any action or engage in any conduct, or cause KWE or any member of its Group to enter into any arrangement, which would be restricted by Rule 21 of the Code in the absence of approval from KWH or the shareholders of KWE or which would give rise to any adverse consequence for KWE as a result of any person coming to own or control more than 50% of KWE’s issued ordinary shares (including, without limitation, any such arrangement which gives rise to adverse consequences for KWE only where a person other than KWH comes to own or control such shares).

EXECUTED as a DEED by	)
KW INVESTMENT	)
MANAGEMENT LTD, a	)	/s/ Mary Ricks
company incorporated in	)
Jersey, by Mary Ricks	)
)
, being a person who, in	)
accordance with the laws of	)
that territory, is acting under	)
the authority of the company	)

EXECUTED as a DEED by	)
KENNEDY WILSON EUROPE	)
REAL ESTATE PLC, a	)	/s/ Charlotte Valuer
company incorporated in	)
Jersey, by Charlotte Valuer	)
)
, being a person who, in	)
accordance with the laws of	)
that territory, is acting under	)
the authority of the company	)

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